                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 20, 2000


                                     0-21864
                            -----------------------
                            (Commission File Number)


                               TELEGEN CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




          CALIFORNIA                                     84-067214
          ----------                                     ---------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)




                         1840 GATEWAY DRIVE, SUITE 200,
                           SAN MATEO, CALIFORNIA 94404
                    (Address of principal executive offices)


                                 (650) 261-9400
                                 --------------
              (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets


ACQUISITION OF TELISAR CORPORATION.

On October 20, 2000, Telegen Corporation, a California corporation (the "Registrant"), completed the acquisition of 63.6 % of the outstanding shares (the "Acquisition") of Telisar Corporation, formerly known as eTraxx Corporation, a California corporation ("Telisar"). The acquisition of Telisar was accomplished pursuant to an Agreement and Plan of Reorganization dated March 27, 2000 (the "Agreement") among the Registrant, Telisar, Jessica Stevens, Bonnie Crystal, Victoria Kolakowski, Dennis Wood, Steven Weiss, William Swayne and WMS Debt Management, LP (Ms. Stevens, Ms. Crystal, Ms. Kolakowski, Mr. Wood, Mr. Weiss, Mr. Swayne and WMS Debt Management LP are hereinafter collectively referred to as the "Telisar Shareholders").

As of the date of the acquisition, the Registrant had 7,012,220 shares issued and outstanding. The purchase price for Telisar consisted of an additional aggregate of 5,575,000 shares of the Registrant's common stock which were issued to the Telisar Shareholders. The Acquisition was authorized by the Registrant's Plan of Reorganization, which was confirmed by the U. S. Bankruptcy Court for the Northern District of California on June 28, 2000.

Ms. Stevens is the Chair of the Board and Chief Executive Officer of the Registrant. Ms. Crystal is the Executive Vice President, Chief Technology Officer, a director and Secretary of the Registrant. Mr. Wood became Chief Administrative Officer of the Registrant on June 30, 2000. Ms Kolakowski became Vice President and Chief Patent Counsel of the Registrant on June 30, 2000. Mr. Weiss became Vice President of R&D of the Registrant on June 30, 2000. Mr. Swayne became President, Chief Operating Officer and a director of the Registrant on June 30, 2000.

Prior to the Acquisition, Telisar utilized its assets for the development of broadband wireless datacasting solutions for high speed delivery of digital content. Following the Acquisition, the Registrant intends to use such assets for the same purposes. Telisar will become a controlled subsidiary of Registrant, which intends to leverage Telisar's patent-pending wireless and datacasting technologies along with the patented communications technologies of Telegen Communications Corporation, a subsidiary of the Registrant, to create a broadband wireless datacasting network for the delivery of a diverse array of entertainment, software and information content and services.

The acquisition of Telisar is intended to be a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended. The acquisition of Telisar is intended to be treated as a pooling for financial accounting purposes.


Item 7.  Financial and Exhibits


         (a)  Financial Statements of Businesses Acquired.

         Telisar was incorporated on March 3, 2000 and therefore does not have audited financial statements for any prior years. The Registrant will file consolidated financial information for the year ended December 31, 2000, including financial statements for Telisar, by April 15, 2001.

         (b)  Pro Forma Financial Information.

         It is also impractical to provide the required pro forma financial information of Telisar at this time. The Registrant will file the required financial information by December 31, 2000.

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         (c)  Exhibits:

         Exhibit No.     Description
         --------------  --------------
          2.4            Agreement and Plan of Reorganization among the
                         Registrant, Telisar Corporation and the Telisar
                         Shareholders.

                         Certain exhibits to the Agreement and Plan of Reorganization have been omitted. Registrant hereby agrees to furnish them supplementally to the Securities and Exchange Commission upon request.

          2.5 eTraxx Shareholder Waiver and Amendment to Agreement and Plan of Reorganization.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TELEGEN CORPORATION



Dated:   December 5, 2000            By: /s/   JESSICA L. STEVENS
                                     ---------------------------------------
                                     Jessica L. Stevens
                                     Chief Executive Officer